Exhibit 23


                         Consent of Independent Auditors

We hereby consent to the inclusion in Form 8-K (Current Report) of Tribune Company dated July 26, 1996 and to the incorporation by reference in Forms S-3 (Registration No. 33-45793 and Registration No. 333-02831) of Tribune Company of our report dated February 9, 1996 with respect to the consolidated financial statements of Renaissance Communications Corp. included in its Annual Report and Form 10-K for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                                      /s/ ERNST & YOUNG LLP

New York, New York
July 26, 1996